Aston Funds
File No. 811-08004
EXHIBIT TO ITEM 77Q1(a)
Copies of Any Material Amendments to the Registrant's Charter or
By-Laws

Copy of Amended and Restated By-Laws dated April 15, 2010 is filed herewith.